Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: investorrelations@cree.com

Cree Reports Record Revenue and Net Income for the First Quarter of Fiscal Year 2011

Quarterly Revenue increased 59% year-over-year to $268 Million
Quarterly Net Income increased 176% year-over-year to $58 Million

DURHAM, N.C., October 19, 2010 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced record revenue of $268.4 million for its first quarter of fiscal 2011, ended September 26, 2010.  This represents a 59% increase compared to revenue of $169.1 million reported for the first fiscal quarter last year and a 1.5% increase compared to the fourth quarter of fiscal 2010.  GAAP net income for the first quarter increased 176% year-over-year to $58.0 million, or $0.53 per diluted share, compared to GAAP net income of $21.0 million, or $0.23 per diluted share, for the first quarter of fiscal 2010.  On a non-GAAP basis, net income for the first quarter of fiscal 2011 increased 142% year-over-year to $66.3 million, or $0.60 per diluted share, compared to non-GAAP net income for the first quarter of fiscal 2010 of $27.4 million or $0.30 per diluted share.

“Q1 was another record quarter for Cree as revenue grew in lighting, LED components and power products,” stated Chuck Swoboda, Cree chairman and CEO.  “Although total revenue was on the low end of our target range of $270-280 million due to a decline in LED chips, LED lighting adoption continues to gain momentum and the growth drivers for the company remain on track.”

Q1 2011 Financial Metrics:

	First Quarter (in thousands, except per share amounts and percentages)
	2011	2010	Change
Net revenue	$268,437	$169,130	$99,307	59%
GAAP
Gross Margin	48.6%	43.6%
Operating Margin	27.3%	15.8%
Net Income	$58,036	$21,026	$37,010	176%
Earnings per diluted share	$ 0.53	$ 0.23	$ 0.30	130%
Non-GAAP
Gross Margin	49.0%	44.1%
Operating Margin	31.3%	20.9%
Net Income	$66,283	$27,432	$38,851	142%
Earnings per diluted share	$ 0.60	$ 0.30	$ 0.30	100%

»	Cash and investments increased $32.4 million from Q4 of fiscal 2010 to $1,098.8 million.

»	Cash flow from operations was $88.5 million. Free cash flow (cash flow from operations less capital expenditures) was $26.9 million as we spent $61.6 million on capital expenditures.

»	Accounts receivable (net) increased $5.5 million from Q4 of fiscal 2010 to $123.0 million, resulting in days sales outstanding of 41, an increase of 1 day from Q4 of fiscal 2010.

»	Inventory increased $13.7 million from Q4 of fiscal 2010 to $125.9 million and represents 82 days of inventory, an increase of 6 days from Q4 of fiscal 2010.

Recent Business Highlights:

»	Announced that The Home Depot customers can now purchase high-performance, affordable six-inch LED downlights powered with Cree TrueWhite® technology

»	Announced a new 150mm LED wafer fab at our Research Triangle Park, N.C., facility that will allow Cree to help make LED lighting more cost-effective

»	Raised the standard for half-watt LED devices with the release of the Cree XLamp® ML-E LED

»	Extended Cree’s lighting class performance to a broader set of applications with the introduction of the XLamp MX-3 LED

Business Outlook:

For its second quarter of fiscal 2011 ending December 26, 2010, Cree targets revenue in a range of $270 million to $280 million with GAAP net income of $51 million to $55 million, or $0.46 to $0.50 per diluted share.  Non-GAAP net income is targeted in a range of $61 million to $65 million, or $0.56 to $0.60 per diluted share, based on an estimated 110.1 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.08 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal first quarter 2011 results and the fiscal second quarter 2011 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Financial Events and Presentations” for webcast details. The call will be archived and available on the website through November 2nd, 2010.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Information”, “Quarterly Results”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for backlighting, wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless systems.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including risks associated with the ramp-up of production of our new products, as well as production at our new Huizhou facility; the risk that, due to the complexity of our manufacturing processes, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tight credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting products; our ability to lower costs; increasing price competition in key markets; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 27, 2010, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp and TrueWhite are registered trademarks, and Cree TrueWhite is a trademark, of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	September 26,	September 27,
	2010	2009
	(Unaudited)

Revenue, net	$268,437	$169,130

Cost of revenue, net	137,908	95,352
Gross profit	130,529	73,778
Gross margin percentage	48.6%	43.6%

Operating expenses:
Research and development	24,732	20,174
Sales, general and administrative	29,202	23,613
Amortization of acquisition related intangibles	2,706	3,045
Loss on disposal or impairment of long-lived assets	472	293
Total operating expenses	57,112	47,125

Operating income	73,417	26,653
Operating income percentage	27.3%	15.8%

Non-operating income:
Realized Gain (Loss) on Investments	1	-
Other non-operating income (expense)	(63)	131
Interest and other non-operating income, net	2,016	1,630
Income from operations before income taxes	75,371	28,414

Income tax expense	17,335	7,338
Income from continuing operations	$58,036	$21,026

Net income	$58,036	21,026

Diluted earnings per share:
Net income	$0.53	$0.23

Weighted average shares of common
stock outstanding, diluted	109,617	92,730

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 26,	June 27,
	2010	2010
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$1,098,780	$1,066,405
Accounts receivable, net	123,015	117,535
Inventories	125,906	112,241
Deferred income taxes	18,823	18,823
Prepaid expenses and other current assets	40,001	40,159
Total current assets	1,406,525	1,355,163

Property and equipment, net	459,642	419,726
Intangible assets, net	104,307	106,109
Goodwill	313,019	313,019
Other assets	4,884	5,159
Total assets	$2,288,377	$2,199,176

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$78,549	$63,826
Accrued salaries and wages	25,100	26,247
Income taxes payable	12,642	14,375
Other current liabilities	15,668	15,643
Total current liabilities	131,959	120,091

Long-term liabilities:
Deferred income taxes	39,398	39,398
Other long-term liabilities	16,408	11,639
Total long-term liabilities	55,806	51,037

Shareholders' Equity:
Common stock	135	135
Additional paid-in-capital	1,521,029	1,507,435
Accumulated other comprehensive income, net of taxes	13,105	12,171
Retained earnings	566,343	508,307
Total shareholders' equity	2,100,612	2,028,048
Total liabilities and shareholders' equity	$2,288,377	$2,199,176

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 26, 2010	September 27, 2009

GAAP Gross Profit	$130,529	$73,778
GAAP Gross Margin	48.6%	43.6%
Adjustment:
Stock-based compensation expense	1,132	825
Non-GAAP Gross Profit	$131,661	$74,603
Non-GAAP Gross Margin	49.0%	44.1%

	Three Months Ended
	September 26, 2010	September 27, 2009

GAAP operating income	$73,417	$26,653
GAAP operating income percentage	27.3%	15.8%
Adjustments:
Stock-based compensation expense	8,004	5,612
Amortization of acquisition-related intangible assets	2,706	3,045
Total adjustments to GAAP operating income	10,710	8,657
Non-GAAP operating income	84,127	35,310
Non-GAAP operating income percentage	31.3%	20.9%

	Three Months Ended
	September 26, 2010	September 27, 2009

GAAP net income	$58,036	$21,026
Adjustments:
Stock-based compensation expense	8,004	5,612
Amortization of acquisition-related intangible assets	2,706	3,045
Total adjustments to GAAP income before provision
for income taxes	10,710	8,657
Income tax effect	(2,463)	(2,251)
Non-GAAP net income	66,283	27,432
Diluted net income per share:
GAAP net income	$0.53	$0.23
Non-GAAP	$0.60	$0.30
Shares used in diluted net income per share calculation:
GAAP net income	109,617	92,730
Non-GAAP	109,617	92,730

	Three Months Ended
	September 26, 2010	September 27, 2009
Free Cash Flows
Cash flow from operations	$88,518	$61,188
Less: PP&E CapEx spending	61,649	20,389
Total Free Cash Flows	$26,869	$40,799

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended
	September 26, 2010	September 27, 2009
Stock-Based Compensation Expense
Cost of sales	$1,132	$825

Research and development	1,815	1,264
Sales, general and administrative	5,057	3,523
Total stock-based compensation in operating expense	6,872	4,787

Total Stock-Based Compensation Expense	$8,004	$5,612

	September 26, 2010	June 27, 2010
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$412,583	$397,431
Short term investments	686,197	668,974
Total Cash, Cash Equivalents and Investments	$1,098,780	$1,066,405